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                                                                      EXHIBIT 12

RATIO OF EARNINGS TO FIXED CHARGES

                                                                     FISCAL YEAR
                                                    ---------------------------------------------
                                                                                                      14-WEEK           13-WEEK
                                                                                                    PERIOD ENDED     PERIOD ENDED
                                                     1999      2000      2001     2002     2003    JANUARY 3, 2003  JANUARY 2, 2004
                                                    -------  --------  --------  -------  -------  ---------------  ---------------
EARNINGS CALCULATION

Income (loss) before taxes                           (9,053)  (10,360)  (15,897)  (2,179)  26,624       4,040            8,126

Add Back: Fixed Charges                              18,105    18,996    21,134   16,941   14,973       3,778            3,667
                                                    -------------------------------------------------------------------------------
              Calculated Earnings                     9,052     8,636     5,237   14,762   41,597       7,818           11,793
                                                    -------------------------------------------------------------------------------
              EARNINGS SHORTFALL FOR RATIO OF 1.0     9,053    10,360    15,897    2,179

FIXED CHARGES CALCULATION (A)

Interest Expense (B)                                 17,805    18,663    20,734   16,508   14,540       3,670            3,559

Interest Expense portion of rental expense              300       333       400      433      433         108              108
                                                    -------------------------------------------------------------------------------
                            Total Fixed Charges      18,105    18,996    21,134   16,941   14,973       3,778            3,667
                                                    -------------------------------------------------------------------------------

RATIO: EARNINGS / FIXED CHARGES                        0.50      0.45      0.25     0.87     2.78        2.07             3.22

(A)Fixed charges exclude capitalized interest;
capitalized interest is zero.

(B)Includes debt issue amortization costs

   INTEREST EXPENSE PORTION OF RENTAL EXPENSE

                    Rental Expense                      900     1,000     1,200    1,300    1,300         325              325
                    Estimated Interest Cost              33%       33%       33%      33%      33%         33%              33%
                                                    -------------------------------------------------------------------------------
                            Calculated total            300       333       400      433      433         108              108
                                                    -------------------------------------------------------------------------------

                                                           PRO FORMA
                                                    -----------------------
                                                                13-WEEK
                                                             PERIOD ENDED
                                                     2003   JANUARY 2, 2004
                                                    ------  ---------------
EARNINGS CALCULATION

Income (loss) before taxes                          19,309       6,215

Add Back: Fixed Charges                             15,994       3,998
                                                    -----------------------
              Calculated Earnings                   35,303      10,213
                                                    -----------------------
              EARNINGS SHORTFALL FOR RATIO OF 1.0

FIXED CHARGES CALCULATION (A)

Interest Expense (B)                                15,561       3,890

Interest Expense portion of rental expense             433         108
                                                    -----------------------
                            Total Fixed Charges     15,994       3,998
                                                    -----------------------

RATIO: EARNINGS / FIXED CHARGES                       2.21        2.55

(A)Fixed charges exclude capitalized interest;
capitalized interest is zero.

(B)Includes debt issue amortization costs

   INTEREST EXPENSE PORTION OF RENTAL EXPENSE

                    Rental Expense                   1,300         325
                    Estimated Interest Cost             33%         33%
                                                    -----------------------
                            Calculated total           433         108
                                                    -----------------------
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